EXHIBIT 5.1

                      OPINION OF HARNEY WESTWOOD & RIEGELS









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HARNEYS
British Virgin Islands lawyers

                                                Harney Westwood & Riegels
                                                Craigmuir Chambers
                                                PO Box 71, Road Town
                                                Tortola, British Virgin Islands
                                                Tel: +1 284 494 2233
13 June 2006                                    Fax: +1 284 494 3547
                                                www.harneys.com
                                                Your Ref

                                                Our Ref          010145.1199-SLR

                                                Doc ID           962725_5


Titanium Group Limited
4th Floor, BOCG Insurance Tower
134 - 136 Des Voeux Road Central
Hong Kong


Dear Sirs

TITANIUM GROUP LIMITED (THE "COMPANY")

1. We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with an amendment no. 7 to Form S-1A registration statement under the United States Securities Act of 1933 (the "SECURITIES ACT") to be filed by the Company with the Securities and Exchange Commission in connection with the sale of 9,956,000 shares (the "SHARES") in the Company (the "REGISTRATION STATEMENT").

2. For the purpose of this opinion, we have examined the following documents:

         (a)  a facsimile copy of the final form draft  Registration  Statement;
              and

         (b)  (i)   a  copy  of  the   Memorandum  and  Articles  of Association
                    and Certificate of Incorporation of the Company obtained from the Registry of Corporate Affairs in the British Virgin
                    Islands on 7 June 2006;

              (ii) a facsimile copy of the minutes of two meetings of the directors of the Company held on 17 May 2004, 20 June 2005 and 10 August 2005 respectively, together authorising the issuance of all the shares in the Company (the "DIRECTORS' RESOLUTIONS");

              (iii) an original registered agent's certificate dated 9 June 2006 identifying the director and shareholders of the Company, issued by Offshore Incorporations Limited, the Company's registered agent (the "REGISTERED AGENT'S CERTIFICATE");

              (iv) the public records of the Company on file and available for inspection at the




         A LIST OF PARTNERS IS AVAILABLE FOR INSPECTION AT OUR OFFICES.
                BRITISH VIRGIN ISLANDS ANGUILLA LONDON HONG KONG
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                    Registry of Corporate Affairs,  Road Town, Tortola,  British
                    Virgin Islands on 7 June 2006;

              (v) the records of proceedings on file with, and available for inspection on 7 June 2006 at the High Court of Justice, British Virgin Islands; and

              (vi) a facsimile copy of the director's certificate dated 12 June 2006 (together with the attached register of members of the Company) in connection with the issued share capital of the Company (the "DIRECTORS' CERTIFICATE").


3. For the purposes of this opinion we have assumed without further enquiry:

         (a) the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals;

        (b)   the genuineness of all signatures and seals;

        (c)   the   accuracy   and   completeness   of  all  corporate  minutes,
              resolutions and records which we have seen;

        (d) the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

        (e) that the information disclosed by our searches at the British Virgin Islands High Court Registry and of the Registry of Corporate Affairs and our oral enquiries at the British Virgin Islands High Court Registry was then accurate and has not since been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear from the information available at the time of our searches and that such oral enquiry did not fail to elicit any material information; and

        (f)   that the Directors' Resolutions remains in full force and effect.

4. Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

        (a) The Company is a company duly incorporated with limited liability under the International Business Companies Act (Cap 291) and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

        (b)   (i)   Pursuant  to  the  Memorandum  and  Articles  of Association
                    of the Company, the Company's authorised share capital is US$1,000,000.00 divided into 100,000,000 shares with a par value of US$0.01 each.

              (ii)  Pursuant   to   the   Registered  Agent's  Certificate,  the
                    Company's issued share capital is US$50,000,000.00.


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              (iii) Pursuant  to   the  Registered   Agent's   Certificate,  the
                    Directors' Resolutions and the Directors' Certificate, the Shares have been validly issued, and are fully paid and non-assessable.

5. This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.

6. We hereby consent to the use of our name in the Registration Statement and Prospectus attached thereto in the section captioned "Legal Matters", and we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

Yours faithfully
HARNEY WESTWOOD & RIEGELS


/s/ HARNEY WESTWOOD & RIEGELS


















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